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EXHIBIT 3.3

                                                     ENDORSED - FILED
                                         in the office of the Secretary of State
                                                of the State of California

                                                        JUN 19 2003
                                                       KEVIN SHELLEY
                                                    Secretary of State

                           CERTIFICATE OF AMENDMENT OF

                            ARTICLES OF INCORPORATION

                                       OF

                        CET ENVIRONMENTAL SERVICES, INC.

The undersigned certify that:

         1.       They are the President and the Chief Financial
                  Officer/Assistant Secretary, respectively, of CET Environmental Services, Inc., a California corporation (the "Corporation").

         2. Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

                        The name of this Corporation is CET SERVICES, INC.

         3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of Shareholders in accordance with Section 902 of the California Corporations Code. The Corporation has only one (1) class of shares. Each outstanding share is entitled to one (1) vote. The total number of shares entitled to vote with respect to the amendment was five million seven hundred fifty-seven thousand seven hundred ninety-two (5,757,792). The number of shares voting in favor of the amendment was five million five hundred eighty thousand eight hundred thirty-eight (5,580,838); the number of shares voting against the amendment was thirty-seven thousand one hundred fifty (37,150); and the number of shares abstaining was sixteen thousand five hundred (16,500). Thus, the number of shares voting in favor of the amendment exceeded the vote required, insofar as the percentage vote required was more than fifty percent (50%).

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

 Dated: June 16, 2003            /s/ Steven H. Davis, President
                                 -----------------------------------------------
                                 Steven H. Davis, President

Dated: June 16, 2003             /s/ Dale W. Bleck
                                 -----------------------------------------------
                                 Dale W. Bleck,
                                 Chief Financial Officer and Assistant Secretary

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